Exhibit 32.2

Written Statement of the Principal Financial and Accounting Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Principal Financial and Accounting Officer of Generation Income Properties, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2026 as filed with the Securities and Exchange Commission on August 14, 2026 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ron Cook
Ron Cook
VP Accounting and Finance
(Principal Financial and Accounting Officer) August 14, 2026

A signed original of this document has been provided to Generation Income Properties, Inc. and will be retained by Generation Income Properties, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.